Exhibit 99.1
UPS RELEASES 4Q 2022 EARNINGS

•Consolidated Revenues of $27.0B, Down 2.7% from Last Year
•Consolidated Operating Margin of 11.8%; Adjusted Consolidated Operating Margin of 14.1%
•Diluted EPS of $3.96; Adjusted Diluted EPS Up 0.8% Over Last Year to $3.62
•Declares a Quarterly Dividend of $1.62, a Per Share Increase of 6.6%, and Authorizes a New $5B Share Repurchase Program, Replacing the Existing Authorization

ATLANTA – January 31, 2023 – UPS (NYSE:UPS) today announced fourth-quarter 2022 consolidated revenues of $27.0 billion, a 2.7% decrease from the fourth quarter of 2021. Consolidated operating profit was $3.2 billion, down 17.9% compared to the fourth quarter of 2021, and down 3.3% on an adjusted basis. Diluted earnings per share were $3.96 for the quarter; adjusted diluted earnings per share of $3.62 were 0.8% above the same period in 2021.

For the fourth quarter of 2022, GAAP results include a net benefit of $299 million, or $.34 per diluted share, comprised of a non-cash, after-tax mark-to-market (MTM) pension gain of $782 million, a one-time, non-cash, after-tax charge of $384 million resulting from accelerated vesting of restricted performance units in connection with a change in incentive compensation program design, a non-cash, after-tax charge of $58 million due to a reduction in the residual value of the company’s MD-11 aircraft and after-tax transformation and other charges of $41 million.

“I want to thank all UPSers for delivering what matters throughout the holiday season, including industry-leading service to our customers for the fifth consecutive year,” said Carol Tomé, UPS chief executive officer. “For the year, we reached our targeted consolidated operating margin and return on invested capital goals one year earlier than originally anticipated. Our results in 2022 demonstrate our strategy is working.”
U.S. Domestic Segment

	4Q 2022	Adjusted 4Q 2022	4Q 2021	Adjusted 4Q 2021
Revenue	$18,252 M		$17,697 M
Operating profit	$1,840 M	$2,328 M	$2,103 M	$2,165 M

•Revenue grew 3.1%, driven by a 7.2% increase in revenue per piece.
•Operating margin was 10.1%; adjusted operating margin was 12.8%.

International Segment

	4Q 2022	Adjusted 4Q 2022	4Q 2021	Adjusted 4Q 2021
Revenue	$4,950 M		$5,397 M
Operating profit	$1,020 M	$1,091 M	$1,326 M	$1,331 M

•Revenue decreased 8.3%, driven by an 8.6% reduction in average daily volume due to lower domestic volume and softness in China trade lanes.
•Operating margin was 20.6%; adjusted operating margin was 22.0%.

Supply Chain Solutions1

	4Q 2022	Adjusted 4Q 2022	4Q 2021	Adjusted 4Q 2021
Revenue	$3,831 M		$4,677 M
Operating profit	$335 M	$403 M	$462 M	$456 M
1 Consists of operating segments that do not meet the criteria of a reportable segment under ASC Topic 280 – Segment Reporting.

•Revenue decreased 18.1%, due to volume and market rate declines in air and ocean freight forwarding, partially offset by growth in our healthcare business.
•Operating margin was 8.7%; adjusted operating margin was 10.5%.

Full-Year 2022 Consolidated Results
•Revenue increased 3.1% to $100.3 billion.
•Operating profit of $13.1 billion; adjusted operating profit of $13.9 billion, up 5.4%.
•Operating margin was 13.0%; adjusted operating margin was 13.8%.
•Diluted EPS totaled $13.20; adjusted diluted EPS were $12.94.
•Adjusted return on invested capital was 31.3%.
•Cash from operations was $14.1 billion and free cash flow was $9.0 billion.

In addition, the Company returned $8.6 billion of cash to shareowners through dividends and share buybacks.

Shareowner Returns
For the 14th consecutive year, the UPS Board of Directors has approved an increase to the company’s quarterly dividend. UPS will pay a first-quarter 2023 dividend of $1.62 per share on all outstanding Class A and Class B shares. The dividend is payable March 10, 2023 to shareowners of record on February 21, 2023. In addition, the UPS Board of Directors has approved a new $5 billion share repurchase authorization, replacing the company’s existing authorization.

2023 Outlook
The company provides certain guidance on an adjusted (non-GAAP) basis because it is not possible to predict or provide a reconciliation reflecting the impact of future pension adjustments or other unanticipated events, which would be included in reported (GAAP) results and could be material.

For the full year 2023, UPS expects revenue to be between $97.0 billion and $99.4 billion and consolidated adjusted operating margin of between 12.8% and 13.6%.

The company is planning capital expenditures to be about $5.3 billion, dividend payments to be around $5.4 billion, subject to board approval, and share repurchases to be around $3 billion. The effective tax rate is expected to be around 23.5%.

* “Adjusted” amounts are non-GAAP financial measures. See the appendix to this release for a discussion of non-GAAP financial measures, including a reconciliation to the most closely correlated GAAP measure.

Contacts:
UPS Media Relations: 404-828-7123 or pr@ups.com
UPS Investor Relations: 404-828-6059 (option 4) or investor@ups.com

# # #
Conference Call Information

UPS CEO Carol Tomé and CFO Brian Newman will discuss fourth-quarter results with investors and analysts during a conference call at 8:30 a.m. ET, January 31, 2023. That call will be open to others through a live Webcast. To access the call, go to www.investors.ups.com and click on “Earnings Conference Call.” Additional financial information is included in the detailed financial schedules being posted on www.investors.ups.com under “Quarterly Earnings and Financials” and as filed with the SEC as an exhibit to our Current Report on Form 8-K.

About UPS

UPS (NYSE: UPS) is one of the world’s largest companies, with 2022 revenue of $100.3 billion, and provides a broad range of integrated logistics solutions for customers in more than 220 countries and territories. Focused on its purpose statement, “Moving our world forward by delivering what matters,” the company’s more than 500,000 employees embrace a strategy that is simply stated and powerfully executed: Customer First. People Led. Innovation Driven. UPS is committed to reducing its impact on the environment and supporting the communities we serve around the world. UPS also takes an unwavering stance in support of diversity, equity and inclusion. More information can be found at www.ups.com, about.ups.com and www.investors.ups.com.

Forward-Looking Statements

This release and our filings with the Securities and Exchange Commission contain and in the future may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than those of current or historical fact, and all statements accompanied by terms such as “will,” “believe,” “project,” “expect,” “estimate,” “assume,” “intend,” “anticipate,” “target,” “plan,” and similar terms, are intended to be forward-looking statements. Forward-looking statements are made subject to the safe harbor provisions of the federal securities laws pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

From time to time, we also include written or oral forward-looking statements in other publicly disclosed materials. Forward-looking statements may relate to our intent, belief, forecasts of, or current expectations about our strategic direction, prospects, future results, or future events; they do not relate strictly to historical or current facts. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any forward-looking statements because such statements speak only as of the date when made and the future, by its very nature, cannot be predicted with certainty.

Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or anticipated results. These risks and uncertainties, include, but are not limited to the impact of: continued uncertainties related to the COVID-19 pandemic on our business and operations, financial performance and liquidity, our customers and suppliers, and on the global economy; changes in general economic conditions, in the U.S. or internationally; industry evolution and significant competition; changes in our relationships with our significant customers; our ability to attract and retain qualified employees; increased or more complex physical or data security requirements, or any data security breach; strikes, work stoppages or slowdowns by our employees; results of negotiations and ratifications of labor contracts; our ability to maintain our brand image and corporate reputation; disruptions to our information technology infrastructure; global climate change; interruptions in or impacts on our business from natural or man-made events or disasters including terrorist attacks, epidemics or pandemics; exposure to changing economic, political and social developments in international markets; our ability to realize the anticipated benefits from acquisitions, dispositions, joint ventures or strategic alliances; changing prices of energy, including gasoline, diesel and jet fuel, or interruptions in supplies of these commodities; changes in exchange rates or interest rates; our ability to accurately forecast our future capital investment needs; significant expenses and funding obligations relating to employee health, retiree health and/or pension benefits; our ability to manage insurance and claims expenses; changes in business strategy, government regulations, or economic or market conditions that may result in impairments of our assets; potential additional U.S. or international tax liabilities; increasingly stringent laws and regulations, including relating to climate change; potential claims or litigation related to labor and employment, personal injury, property damage, business practices, environmental liability and other matters; and other risks discussed in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K for the year ended December 31, 2021, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, and subsequently filed reports. You should consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of predictions contained in such forward-looking statements. We do not undertake any obligation to update forward-looking statements to reflect events, circumstances, changes in expectations, or the occurrence of unanticipated events after the date of those statements.

Information, including comparisons to prior periods, may reflect adjusted results. See the appendix for reconciliations of adjusted results and other non-GAAP financial measures.

Reconciliation of GAAP and Non-GAAP Financial Measures

From time to time we supplement the reporting of our financial information determined under generally accepted accounting principles ("GAAP") with certain non-GAAP financial measures.
Adjusted financial measures should be considered in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. Our adjusted financial measures do not represent a comprehensive basis of accounting and therefore may not be comparable to similarly titled measures reported by other companies.
Forward-Looking Non-GAAP Metrics
From time to time when presenting forward-looking non-GAAP metrics, we are unable to provide quantitative reconciliations to the most closely correlated GAAP measure due to the uncertainty in the timing, amount or nature of any adjustments, which could be material in any period.

Changes in Foreign Currency Exchange Rates and Hedging Activities
Currency-neutral revenue, revenue per piece and operating profit exclude the period over period impact of foreign currency exchange rate changes and any foreign currency hedging activities. These measures are calculated by dividing current period reported U.S. dollar revenue, revenue per piece and operating profit by the current period average exchange rates to derive current period local currency revenue, revenue per piece and operating profit. The derived amounts are then multiplied by the average foreign exchange rates used to translate the comparable results for each month in the prior year period (including the impact of any foreign currency hedging activities). The difference between the current period reported U.S. dollar revenue, revenue per piece and operating profit and the derived current period U.S. dollar revenue, revenue per piece and operating profit is the period over period impact of foreign currency exchange rates and hedging activities.
Incentive Compensation Program Design Changes
During 2022, we undertook certain structural changes to the design of our incentive compensation programs that resulted in a one-time, non-cash charge in connection with the accelerated vesting of certain equity incentive awards that we do not expect to repeat. We supplement the presentation of our operating profit, operating margin, income before income taxes, net income and earnings per share with non-GAAP measures that exclude the impact of these changes. We believe excluding the impacts of such changes allows users of our financial statements to more appropriately identify underlying growth trends in compensation and benefits expense.
Long-lived Asset Estimated Residual Value Changes
During the fourth quarter of 2022, we determined to retire six of our existing MD-11 aircraft from operational use in 2023. In connection therewith, we incurred a one-time, non-cash charge resulting from a reduction in the estimated residual value of our MD-11 fleet. We supplement the presentation of our operating profit, operating margin, income before income taxes, net income and earnings per share with non-GAAP measures that exclude the impact of this charge. We believe excluding the impact of this charge better enables users of our financial statements to understand the ongoing cost associated with our long-lived assets.
Transformation and Other Charges
Adjusted EBITDA, operating profit, operating margin, income before income taxes, net income and earnings per share may exclude the impact of charges related to transformation activities, goodwill and asset impairments, and divestitures. We believe excluding the impact of these charges better enables users of our financial statements to view underlying business performance from the same perspective as management. We do not consider these costs when evaluating the operating performance of our business units, making decisions to allocate resources or in determining incentive compensation awards.
Defined Benefit Pension and Postretirement Medical Plan Gains and Losses
We recognize changes in the fair value of plan assets and net actuarial gains and losses in excess of a 10% corridor (defined as 10% of the greater of the fair value of plan assets or the plan's projected benefit obligation), as well as gains and losses resulting from plan curtailments and settlements, for our pension and postretirement defined benefit plans immediately as part of Investment income (expense) and other in the statements of consolidated income. We supplement the presentation of our income before income taxes, net income and earnings per share with adjusted measures that exclude the impact of these gains and losses and the related income tax effects. We believe excluding these defined benefit plan gains and losses provides important supplemental information by removing the volatility associated with plan amendments and short-term changes in market interest rates, equity values and similar factors.
The deferred income tax effects of pension and postretirement adjustments are calculated by multiplying the statutory tax rates applicable in each tax jurisdiction, including the U.S. federal jurisdiction and various U.S. state and non-U.S. jurisdictions, by the adjustments.

Free Cash Flow
We calculate free cash flow as cash flows from operating activities less capital expenditures, proceeds from disposals of property, plant and equipment, and plus or minus the net changes in finance receivables and other investing activities. We believe free cash flow is an important indicator of how much cash is generated by our ongoing business operations and we use this as a measure of incremental cash available to invest in our business, meet our debt obligations and return cash to shareowners.
Adjusted Return on Invested Capital
Adjusted ROIC is calculated as the trailing twelve months (“TTM”) of adjusted operating income divided by the average of total debt, non-current pension and postretirement benefit obligations and shareowners’ equity, at the current period end and the corresponding period end of the prior year. Because adjusted ROIC is not a measure defined by GAAP, we calculate it, in part, using non-GAAP financial measures that we believe are most indicative of our ongoing business performance. We consider adjusted ROIC to be a useful measure for evaluating the effectiveness and efficiency of our long-term capital investments.
Adjusted Total Debt / Adjusted EBITDA
Adjusted total debt is defined as our long-term debt and finance leases, including current maturities, plus non-current pension and postretirement benefit obligations. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization adjusted for the impacts of incentive compensation program redesign, transformation and other costs, defined benefit plan gains and losses and other income. We believe the ratio of adjusted total debt to adjusted EBITDA is an important indicator of our financial strength, and is a ratio used by third parties when evaluating the level of our indebtedness.

Reconciliation of GAAP and Non-GAAP Income Statement Items
(in millions, except per share data):

Three Months Ended December 31, 2022

	As Reported (GAAP)	Pension Adj.(1)	Incentive Compensation Design Adj. (2)	Aircraft Residual Value Adj. (3)	Transformation & Other Adj.(4)	As Adjusted (Non-GAAP)
U.S. Domestic Package	$16,412	$—	$431	$25	$32	$15,924
International Package	3,930	—	30	51	(10)	3,859
Supply Chain Solutions	3,496	—	44	—	24	3,428
Operating Expense	23,838	—	505	76	46	23,211

U.S. Domestic Package	$1,840	$—	$431	$25	$32	$2,328
International Package	1,020	—	30	51	(10)	1,091
Supply Chain Solutions	335	—	44	—	24	403
Operating Profit	3,195	—	505	76	46	3,822

Other Income and (Expense):
Other pension income (expense)	1,325	(1,028)	—	—	—	297
Investment income (expense) and other	129	—	—	—	—	129
Interest expense	(182)	—	—	—	—	(182)
Total Other Income (Expense)	1,272	(1,028)	—	—	—	244

Income Before Income Taxes	4,467	(1,028)	505	76	46	4,066
Income Tax Expense	1,014	(246)	121	18	5	912
Net Income	$3,453	$(782)	$384	$58	$41	$3,154

Basic Earnings Per Share	$3.98	$(0.90)	$0.44	$0.07	$0.05	$3.64

Diluted Earnings Per Share	$3.96	$(0.90)	$0.44	$0.07	$0.05	$3.62
(1) Net mark-to-market gain recognized outside of a 10% corridor on company-sponsored defined benefit pension and postretirement plans.
(2) One-time non-cash expense related to stock-based awards that were accelerated to fully vest at December 31, 2022 in connection with a change in incentive compensation program design.
(3) One-time non-cash charge reflecting a reduction in the estimated residual value of fully-depreciated MD-11 aircraft.
(4) Reflects a reduction to employee benefits costs of $25 million offset by other costs of $71 million.

Reconciliation of GAAP and Non-GAAP Income Statement Items
(in millions, except per share data):

Twelve Months Ended December 31, 2022

	As Reported (GAAP)	Pension Adj.(1)	Incentive Compensation Design Adj. (2)	Aircraft Residual Value Adj. (3)	Transformation & Other Adj.(4)	As Adjusted (Non-GAAP)
U.S. Domestic Package	$57,212	$—	$431	$25	$121	$56,635
International Package	15,372	—	30	51	12	15,279
Supply Chain Solutions	14,660	—	44	—	45	14,571
Operating Expense	87,244	—	505	76	178	86,485

U.S. Domestic Package	$6,997	$—	$431	$25	$121	$7,574
International Package	4,326	—	30	51	12	4,419
Supply Chain Solutions	1,771	—	44	—	45	1,860
Operating Profit	13,094	—	505	76	178	13,853

Other Income and (Expense):
Other pension income (expense)	2,251	(1,061)	—	—	—	1,190
Investment income (expense) and other	184	—	—	—	—	184
Interest expense	(704)	—	—	—	—	(704)
Total Other Income (Expense)	1,731	(1,061)	—	—	—	670

Income Before Income Taxes	14,825	(1,061)	505	76	178	14,523
Income Tax Expense	3,277	(255)	121	18	36	3,197
Net Income	$11,548	$(806)	$384	$58	$142	$11,326

Basic Earnings Per Share	$13.26	$(0.93)	$0.44	$0.07	$0.16	$13.00

Diluted Earnings Per Share	$13.20	$(0.92)	$0.44	$0.07	$0.15	$12.94
(1) Net mark-to-market gain of $1.0 billion recognized outside of a 10% corridor on company-sponsored defined benefit pension and postretirement plans and $34 million gain representing the curtailment of benefits for certain Canadian pension plans.
(2) One-time non-cash expense related to stock-based awards that were accelerated to fully vest at December 31, 2022 in connection with a change in incentive compensation program design.
(3) One-time non-cash charge reflecting a reduction in the estimated residual value of fully-depreciated MD-11 aircraft.
(4) Reflects other employee benefits costs of $46 million and other costs of $132 million.

Reconciliation of Currency Adjusted Revenue, Revenue Per Piece,
and As Adjusted Operating Profit
(in millions, except per piece data)

Three Months Ended December 31,

	2022 As Reported (GAAP)	2021 As Reported (GAAP)	% Change (GAAP)	Currency Impact	2022 Currency Neutral (Non-GAAP)(1)	% Change (Non-GAAP)
Average Revenue Per Piece:
International Package:
Domestic	$7.55	$7.27	3.9%	$0.91	$8.46	16.4%
Export	32.39	34.03	(4.8)%	1.74	34.13	0.3%
Total International Package	$20.06	$20.11	(0.2)%	$1.34	$21.40	6.4%

Consolidated	$13.04	$12.40	5.2%	$0.17	$13.21	6.5%

Revenue:
U.S. Domestic Package	$18,252	$17,697	3.1%	$—	$18,252	3.1%
International Package	4,950	5,397	(8.3)%	321	5,271	(2.3)%
Supply Chain Solutions	3,831	4,677	(18.1)%	81	3,912	(16.4)%
Total revenue	$27,033	$27,771	(2.7)%	$402	$27,435	(1.2)%

	2022 As Adjusted (Non-GAAP)	2021 As Adjusted (Non-GAAP)	% Change (Non-GAAP)	Currency Impact	2022 As Adjusted Currency Neutral (Non-GAAP)(1)	% Change (Non-GAAP)
As Adjusted Operating Profit(2):
U.S. Domestic Package	$2,328	$2,165	7.5%	$—	$2,328	7.5%
International Package	1,091	1,331	(18.0)%	98	1,189	(10.7)%
Supply Chain Solutions	403	456	(11.6)%	(10)	393	(13.8)%
Total operating profit	$3,822	$3,952	(3.3)%	$88	$3,910	(1.1)%

(1) Amounts adjusted for period over period foreign currency exchange rate and hedging differences

(2) See Non-GAAP schedules for reconciliation of adjustments.

Reconciliation of Currency Adjusted Revenue, Revenue Per Piece,
and As Adjusted Operating Profit
(in millions, except per piece data)

Twelve Months Ended December 31,

	2022 As Reported (GAAP)	2021 As Reported (GAAP)	% Change (GAAP)	Currency Impact	2022 Currency Neutral (Non-GAAP)(1)	% Change (Non-GAAP)
Average Revenue Per Piece:
International Package:
Domestic	$7.46	$7.31	2.1%	$0.82	$8.28	13.3%
Export	34.48	32.83	5.0%	1.50	35.98	9.6%
Total International Package	$20.91	$19.44	7.6%	$1.16	$22.07	13.5%

Consolidated	$13.38	$12.32	8.6%	$0.17	$13.55	10.0%

Revenue:
U.S. Domestic Package	$64,209	$60,317	6.5%	$—	$64,209	6.5%
International Package	19,698	19,541	0.8%	1,060	20,758	6.2%
Supply Chain Solutions	16,431	17,429	(5.7)%	272	16,703	(4.2)%
Total revenue	$100,338	$97,287	3.1%	$1,332	$101,670	4.5%

	2022 As Adjusted (Non-GAAP)	2021 As Adjusted (Non-GAAP)	% Change (Non-GAAP)	Currency Impact	2022 As Adjusted Currency Neutral (Non-GAAP)(1)	% Change (Non-GAAP)
As Adjusted Operating Profit(2):
U.S. Domestic Package	$7,574	$6,717	12.8%	$—	$7,574	12.8%
International Package	4,419	4,720	(6.4)%	268	4,687	(0.7)%
Supply Chain Solutions	1,860	1,707	9.0%	(35)	1,825	6.9%
Total operating profit	$13,853	$13,144	5.4%	$233	$14,086	7.2%

(1) Amounts adjusted for period over period foreign currency exchange rate and hedging differences

(2) See Non-GAAP schedules for reconciliation of adjustments.

Reconciliation of Free Cash Flow (Non-GAAP measure)
(in millions):

Twelve Months Ended December 31,
2022
Cash flows from operating activities	$14,104
Capital expenditures	(4,769)
Proceeds from disposals of property, plant and equipment	12
Net change in finance receivables	24
Other investing activities	(333)
Free Cash Flow (Non-GAAP)	$9,038

Reconciliation of Adjusted Debt to Adjusted EBITDA (Non-GAAP measure)
(in millions):

TTM(1) Ended
December 31,
2022
Net income	$11,548
Add back:
Income tax expense	3,277
Interest expense	704
Depreciation & amortization	3,188
EBITDA	$18,717
Add back (deduct):
Incentive compensation program redesign	505
Transformation and other	178
Defined benefit plan (gains) and losses	(1,061)
Investment income and other pension income	(1,374)
Adjusted EBITDA	$16,965

Debt and finance leases, including current maturities	$19,662
Add back:
Non-current pension and postretirement benefit obligations	4,807
Adjusted total debt	$24,469

Adjusted total debt/Net Income	2.12

Adjusted total debt/adjusted EBITDA (Non-GAAP)	1.44

(1) Trailing twelve months

Reconciliation of Adjusted Return on Invested Capital (Non-GAAP measure)
(in millions):

TTM(1) Ended
December 31,
2022
Net income	$11,548
Add back (deduct):
Income tax expense	3,277
Interest expense	704
Other pension (income) expense	(2,251)
Investment (income) expense and other	(184)
Operating profit	$13,094
Incentive compensation program redesign	505
Long-lived asset estimated residual value changes	76
Transformation and other	178
Adjusted operating profit	$13,853

Average debt and finance leases, including current maturities	$20,789
Average pension and postretirement benefit obligations	6,427
Average shareowners' equity	17,036
Average invested capital	$44,252

Net income to average invested capital	26.1%

Adjusted Return on Invested Capital (Non-GAAP)	31.3%

(1) Trailing twelve months